Exhibit 10.16 Conformed Copy

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of December 27, 2011, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), and (b) AXCELIS TECHNOLOGIES, INC., a Delaware corporation (“ATI”) and AXCELIS TECHNOLOGIES CCS CORPORATION, a Delaware corporation (“ATCC”), each with offices located at 108 Cherry Hill Drive, Beverly, Massachusetts 01915 (ATI and ATCC are referred to herein, individually and collectively, jointly and severally, as “Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of April 25, 2011, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of April 25, 2011, between Borrower and Bank (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.             DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the intellectual property as described in a certain Amended and Restated Intellectual Property Security Agreement dated as of March 12, 2010, between ATI and Bank, as amended by a certain First Amendment to Amended and Restated Intellectual Property Security Agreement dated as of April 25, 2011, between ATI and Bank (as amended, supplemented, restated or otherwise modified, the “IP Security Agreement”) (together with the Loan Agreement and any other documents granting collateral security to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations, shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.                                    Modification to Loan Agreement.

1                                         The Loan Agreement shall be amended by deleting the following text appearing in subsection (a) of Section 2.1.2 thereof (entitled “Letters of Credit Sublimit”):

“The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed the lesser of (A) Ten Million Dollars ($10,000,000), minus (i) the sum of all amounts used for Cash Management Services, and minus (ii) the FX Reserve, or (B) the lesser of Revolving Line or the Borrowing Base, minus (i) the sum of all outstanding principal amounts of any Advances (including any amounts used for Cash Management Services), and minus (ii) the FX Reserve.”

and inserting in lieu thereof the following:

“The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed the lesser of (A) Ten Million Dollars ($10,000,000) or (B) (i) the lesser of Revolving Line or the Borrowing Base, minus (ii) the sum of all outstanding principal amounts of any Advances.”

2                                         The Loan Agreement shall be amended by deleting each of (i) Section 2.1.3 (entitled “Foreign Exchange Sublimit”), and (ii) Section 2.1.4 (entitled “Cash Management Services Sublimit”) in their entirety.

3                                         The Loan Agreement shall be amended by deleting the following text appearing in Section 2.2 thereof (entitled “Overadvances”):

“If, at any time, (i) the sum of (a) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services), plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (c) the aggregate amount of any outstanding FX Forward Contracts exceeds (ii) the lesser of either the Revolving Line or the Borrowing Base (the amount by which (i) exceeds (ii) being an “Overadvance”), Borrower shall immediately pay to Bank in cash such Overadvance.”

and inserting in lieu thereof the following:

“If, at any time, (i) the sum of (a) the outstanding principal amount of any Advances, plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), exceeds (ii) the lesser of either the Revolving Line or the Borrowing Base (the amount by which (i) exceeds (ii) being an “Overadvance”), Borrower shall immediately pay to Bank in cash such Overadvance.”

4                                         The Loan Agreement shall be amended by deleting the following text appearing in Section 2.2(d) thereof (entitled “Unused Revolving Line Facility Fee”):

“The unused portion of the Revolving Line, for the purposes of this calculation, shall include amounts reserved under the Cash Management Services Sublimit for products provided and under the Foreign Exchange Sublimit for FX Forward Contracts.”

5                                         The Loan Agreement shall be amended by inserting the following text to appear at the end of Section 4.1 thereof (entitled “Grant of Security Interest”):

“Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank.  Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that may have superior priority to Bank’s Lien in this Agreement).  In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any.”

6                                         The Loan Agreement shall be amended by deleting the following text appearing in Section 6.4 thereof (entitled “Remittance of Proceeds”):

“Except as otherwise provided in Section 6.3(c), deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations pursuant to the terms of Section 9.4 hereof; provided that, if no Default or Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Bank the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of One Hundred Thousand Dollars ($100,000.00) or less (for all such transactions in any fiscal year).”

and inserting in lieu thereof the following:

“Except as otherwise provided in Section 6.3(c), deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations pursuant to the terms of Section 9.4 hereof; provided that, if no Default or Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Bank the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of Five Hundred Thousand Dollars ($500,000.00) or less (for all such transactions in any fiscal year).”

7                                         The Loan Agreement shall be amended by deleting the following appearing as Section 6.9(b) thereof (entitled “Minimum Adjusted Net Income”):

“(b)         Minimum Adjusted Net Income.  Borrower and its Subsidiaries, on a consolidated basis, shall achieve Adjusted Net Income of at least (i) $3,000,000 for the trailing six (6) month period ending on the last day of the fiscal quarter ending March 31, 2011; (ii) $5,000,000 for each trailing six (6) month period ending on the last day of the fiscal quarters ending June 30, 2011, September 30, 2011 and December 31, 2011; and (iii) $7,500,000 for the trailing six (6) month period ending on the last day of the fiscal quarter ending March 31, 2012 and for each trailing six (6) month period ending on the last day of each fiscal quarter thereafter.”

and inserting in lieu thereof the following:

“(b)         Minimum Adjusted Net Income.  Borrower and its Subsidiaries, on a consolidated basis, shall achieve Adjusted Net Income of at least (i) $3,000,000 for the trailing six (6) month period ending on the last day of the fiscal quarter ending March 31, 2011; (ii) $5,000,000 for each trailing six (6) month period ending on the last day of the fiscal quarters ending June 30, 2011 and September 30, 2011; (iii) ($3,000,000.00) for the trailing six month period ending on the last day of the fiscal quarter ending December 31, 2011; and (iv) $7,500,000 for the trailing six (6) month period ending on the last day of the fiscal quarter ending March 31, 2012 and for each trailing six (6) month period ending on the last day of each fiscal quarter thereafter.”

8                                         The Loan Agreement shall be amended by deleting the following text appearing in Section 7.1 thereof (entitled “Dispositions”):

“and (f) provided no Default or Event of Default has occurred and is continuing, of the Headquarters Location pursuant to the Sale/Leaseback Transaction”

and inserting in lieu thereof the following:

“(f) provided no Default or Event of Default has occurred and is continuing, of the Headquarters Location pursuant to the Sale/Leaseback Transaction, and (g) provided no Default or Event of Default has occurred and is continuing, of the Adjacent Property in an arm’s length transaction with an unaffiliated third party, the proceeds of which shall be paid to Borrower.”

9                                         The Loan Agreement shall be amended by inserting the following text to appear at the end of Section 12.10 hereof (entitled “Survival”):

“The grant of security interest by Borrower in Section 4.1 shall survive until the termination of this Agreement and all Bank Services Agreements.”

10                                  The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Availability Amount” is (i) the lesser of the Revolving Line or the amount available under the Borrowing Base minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (iii) the FX Reserve, minus (iv) any amounts used for Cash Management Services, and minus (v) the outstanding principal balance of any Advances.”

““Business Day” is any day other than a Saturday, Sunday or other day on which banking institutions in the Commonwealth of Massachusetts are authorized or required by law or other governmental action to close, except that (a) if any determination of a “Business Day” shall relate to an FX Forward Contract, the term “Business Day” shall mean a day on which dealings are carried on in the country of settlement of the foreign (i.e., non-Dollar) currency. is any day that is not a Saturday, Sunday or a day on which Bank is closed, and (b) if any determination of a “Business Day” shall relate to a LIBOR Credit Extension, the term “Business Day” shall also mean a day on which dealings are carried on in the London interbank market.”

““Credit Extension” is any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.”

““FX Forward Contract” is defined in Section 2.1.3.”

““Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the IP Agreement, the Pledge Agreements, the Guarantor Security Agreements, each Guaranty, any note, or notes executed by Borrower or any Guarantor, and any other present or future agreement executed or delivered by

Borrower or any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”

““Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.”

and inserting in lieu thereof the following:

““Availability Amount” is (i) the lesser of the Revolving Line or the amount available under the Borrowing Base minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, and minus (iii) the outstanding principal balance of any Advances.”

““Business Day” is any day other than a Saturday, Sunday or other day on which banking institutions in the Commonwealth of Massachusetts are authorized or required by law or other governmental action to close, except that if any determination of a “Business Day” shall relate to a LIBOR Credit Extension, the term “Business Day” shall also mean a day on which dealings are carried on in the London interbank market.”

““Credit Extension” is any Advance, Letter of Credit, or any other extension of credit by Bank for Borrower’s benefit.”

““FX Forward Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.”

““Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the IP Agreement, the Pledge Agreements, the Guarantor Security Agreements, each Guaranty, any Bank Services Agreement, any note, or notes executed by Borrower or any Guarantor, and any other present or future agreement executed or delivered by Borrower or any Guarantor and/or for the benefit of Bank, all as amended, restated, or otherwise modified.”

““Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit) and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.”

11                                  The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

““Adjacent Property” shall mean the approximately twenty-three (23) acres of undeveloped real estate adjacent to the Headquarters Location, which is proposed to be subdivided into a separate parcel and not included in the Sale/Leaseback Transaction.”

““Bank Services” are any products and/or credit services and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, guidance facilities, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).”

““Bank Services Agreement” is defined in the definition of “Bank Services” appearing alphabetically in Section 13.1.”

12                                  The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof without replacement of same:

““Cash Management Services” is defined in Section 2.1.4.”

““FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.”

13                                  The Compliance Certificate appearing as Exhibit B to the Loan and Security Agreement shall be amended by deleting the following text appearing in Schedule 1 thereof:

“II.          Minimum Adjusted Net Income (Section 6.9(b))

Required: at least (a) $3,000,000 for the trailing six (6) month period ending on the last day of the fiscal quarter ending March 31, 2011; (b) $5,000,000 for each trailing six (6) month period ending on the last day of the fiscal quarters ending June 30, 2011, September 30, 2011 and December 31, 2011; and (c) $7,500,000 for the trailing six (6) month period ending on the last day of the fiscal quarter ending March 31, 2012 and for each trailing six (6) month period ending on the last day of each fiscal quarter thereafter”

and inserting in lieu thereof the following:

“II.          Minimum Adjusted Net Income (Section 6.9(b))

Required: at least (a) $3,000,000 for the trailing six (6) month period ending on the last day of the fiscal quarter ending March 31, 2011; (b) $5,000,000 for each trailing six (6) month period ending on the last day of the fiscal quarters ending June 30, 2011 and September 30, 2011; (c)

($3,000,000.00) for the trailing six month period ending on the last day of the fiscal quarter ending December 31, 2011;and (d) $7,500,000 for the trailing six (6) month period ending on the last day of the fiscal quarter ending March 31, 2012 and for each trailing six (6) month period ending on the last day of each fiscal quarter thereafter”

4.             FEES.  Borrower shall pay to Bank a modification fee equal to Five Thousand Dollars ($5,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.             RATIFICATION OF IP SECURITY AGREEMENT.  ATI hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreement, and acknowledges, confirms and agrees that said IP Security Agreement contains an accurate and complete listing of all registered intellectual property as described in said IP Security Agreement, subject to such changes as have been previously reported to the Bank, and remains in full force and effect.

6.             RATIFICATION OF PERFECTION CERTIFICATE.  Each Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of April 25, 2011 delivered by such Borrower in favor of Bank (individually and collectively, the “Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information each Borrower provided to Bank in the Perfection Certificate have not changed as of the date hereof, except for such changes as have been previously reported to the Bank and other immaterial changes in the ordinary course of business.

7.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.             RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.             NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.          CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

11.          COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

AXCELIS TECHNOLOGIES, INC.		SILICON VALLEY BANK

By:	/s/ Mary G. Puma	By:	/s/ Michael Quinn

Name:	Mary G. Puma	Name:	Michael Quinn

Title:	Chairman, CEO and President	Title:	Vice President

AXCELIS TECHNOLOGIES CCS CORPORATION

By:	/s/ Mary G. Puma

Name:	Mary G. Puma

Title:	President

The undersigned, Fusion Technology International, Inc., ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Amended and Restated Unconditional Guaranty dated March 12, 2010 (the “FTI Guaranty”) and acknowledges, confirms and agrees that the FTI Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

FUSION TECHNOLOGY INTERNATIONAL, INC.

By:	/s/ Mary G. Puma

Name:	Mary G. Puma

Title:	President

The undersigned, Fusion Investments, Inc., ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Amended and Restated Unconditional Guaranty dated March 12, 2010 (the “FI Guaranty”) and acknowledges, confirms and agrees that the FI Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

FUSION INVESTMENTS, INC.

By:	/s/ Mary G. Puma

Name:	Mary G. Puma

Title:	President

The undersigned, High Temperature Engineering Corporation, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Amended and Restated Unconditional Guaranty dated March 12, 2010 (the “HTEC

Guaranty”) and acknowledges, confirms and agrees that the HTEC Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

HIGH TEMPERATURE ENGINEERING CORPORATION

By:	/s/ Mary G. Puma

Name:	Mary G. Puma

Title:	President

The undersigned, Axcelis Technologies (Israel), Inc., ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Amended and Restated Unconditional Guaranty dated March 12, 2010 (the “ATI Guaranty”) and acknowledges, confirms and agrees that the ATI Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

AXCELIS TECHNOLOGIES (ISRAEL), INC.

By:	/s/ Mary G. Puma

Name:	Mary G. Puma

Title:	President